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                                  EXHIBIT 10

















                               November 26, 1996

                        Opinion and Consent of Counsel


787 Trust
787 Seventh Avenue
New York, NY  10019

Dear Gentlemen:

         This opinion is given in connection with the filing by the 787 Trust, a Delaware business trust, of its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 ("1940 Act") relating to an indefinite amount of its authorized shares of beneficial interest, at a par value of $.01 per share. The 787 Trust's authorized shares of beneficial interest, including each class of shares of beneficial interest for the five separate series of the 787 Trust (i.e., the T. Rowe Price International Stock Portfolio, the T. Rowe Price Equity Income Portfolio, the Putnam Growth and Income Portfolio, the Putnam International Growth Portfolio and the MFS Research Portfolio, collectively, the "Portfolios") are hereinafter referred to as the "Shares."

         We have examined the following: the 787 Trust's Declaration of Trust, dated October 31, 1996; the 787 Trust's Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 31, 1996; its By-Laws; its Board of Trustees resolutions dated November 26, 1996, authorizing the establishment and designation of the Shares for each of the five Portfolios; the form of the Registration Statement under the 1933 Act and the 1940 Act to be filed on December 2, 1996; pertinent provisions of the laws of the State of Delaware; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

         1. The 787 Trust is a Delaware business trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and







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         2.       The Shares to be offered for sale by the 787 Trust, when
                  issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to the Delaware Business Trust Act governing matters such as the due organization of the 787 Trust and the authorization and issuance of the Shares, but does not extend to the securities or "Blue Sky" laws of the State of Delaware or to federal securities or other laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Katten Muchin & Zavis under the caption "Legal Matters" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration Statement.



                                                    Very truly yours,

                                                    /s/ Katten Muchin & Zavis

                                                    KATTEN MUCHIN & ZAVIS